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                                                                    Exhibit 10.1


                              September 21, 2000



Dear ________:

     As you know, it is essential for Bottomline to retain and attract, as directors and officers, the most capable persons available. As our growth and increasing involvement in international transactions affect the level of risk to which our officers and directors are exposed, and in order to assure that the protection available under our Certificate of Incorporation and underlying directors' and officers' insurance is adequate under certain circumstances, we hereby, in accordance with the provisions of Article Ninth of our Certificate of Incorporation, agree with you as follows:

             Notwithstanding any provision of Paragraph 6 of Article Ninth of our Certificate of Incorporation to the contrary, you shall not be required to submit any documentation in connection with a request for indemnification under Paragraph 6, and we will, promptly after receipt of any written notice for indemnification, make advancements as requested in writing in accordance with the other terms and provisions of Article Ninth of our Certificate of Incorporation, subject, however, to our right to decline to make advancements where, under the provisions of the Certificate of Incorporation and the relevant provisions of Delaware law, we determine that such advancements are not justified or permitted.

             The foregoing arrangement is contemplated by the provisions of Article Ninth, which explicitly provide that we have the right to extend additional assurances regarding indemnification to our officers and directors.

     If you are in agreement with these arrangements, please indicate your acceptance and agreement by signing this letter in the space provided below.

                                       Sincerely,


                                       D.M. McGurl
                                       Chairman & CEO


Acknowledged and agreed:

________________________________